UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2008
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 18, 2008, the Board of Directors of Oriental Financial Group Inc. (the “Company”) amended the Company’s bylaws to (i) create the position of Vice Chairman of the Board, (ii) reduce from 75 to 71 the mandatory retirement age for directors, and (iii) effect other minor conforming changes. The Vice Chairman will assist the Chairman of the Board in the performance of his duties and will have such other duties as set forth in the bylaws or as may from time to time be assigned by the Board of Directors or the Chairman of the Board. Attached hereto is a copy of the amended and restated bylaws of the Company.
Item 8.01. Other Events.
     On June 18, 2008, the Company’s Board of Directors elected José Rafael Fernández as its Vice Chairman. Mr. Fernández is the President and Chief Executive Officer of the Company and a member of its Board of Directors. He has held such positions since 2004.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Document

3(ii)	Amended and restated bylaws of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: June 20, 2008	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary Board of Directors